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                                                                     Exhibit 8.1
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                     [LETTERHEAD OF MAYER, BROWN & PLATT]


                               February 16, 2000



Deutsche Floorplan Receivables, L.P.
655 Maryville Centre Drive
St. Louis, Missouri 63141

     Re:  Deutsche Floorplan Receivables, L.P.;
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special tax counsel for Deutsche Floorplan Receivables, L.P., a Delaware limited partnership (the "Seller"), in connection with the preparation of the Registration Statement on Form S-3, File No. 333-74457 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain series (each, a "Series") of Asset Backed Certificates (the "Certificates"), each such Series representing an undivided interest in a trust (the "Trust") formed pursuant to a Pooling and Servicing Agreement among the Trustee, the Seller and Deutsche Financial Services Corporation, as Servicer. Capitalized terms used herein without definitions have the meanings ascribed to them in the Registration Statement.

     We hereby confirm that the statements set forth in the prospectus supplement relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement under the headings "Summary -- Tax Matters" and "Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to federal tax matters, are correct in all material respects, and we hereby confirm and adopt the opinions set forth therein. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

     The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing
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judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                              Very truly yours,

                              /s/ Mayer, Brown & Platt

                              MAYER, BROWN & PLATT

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